Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69951, 333-90635 and 333-39460), and in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342), of Answerthink, Inc. of our report dated 15 August 2003 relating to the financial statements of REL Consultancy Group Limited which appear in this Current Report on Form 8-K/A.

/s/ CITROEN WELLS

Chartered Accountants

Registered Auditors

Devonshire House

1 Devonshire Street

London W1W 5DR

May 19, 2006